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                                                        EXHIBIT 99.1


Contact:
Steven Grant, Chief Financial Officer
William Rooney, Corporate Communications Director
(813) 442-6677
http://www.lightwave.com

FOR IMMEDIATE RELEASE

              DIGITAL LIGHTWAVE REPORTS SECOND-QUARTER 1998 RESULTS

        Also Announces Agreements for Settlement of Securities Litigation
                          And $15.5M Private Financing

CLEARWATER, Fla., July 28, 1998--Digital Lightwave, Inc. (NASDAQ:DIGL)--a supplier of Lightwave Management(TM) products for advanced, high-speed telecommunications networks--today reported its financial results for the second quarter ended June 30, 1998, as well as an agreement to settle the stockholder class action lawsuits filed against it in 1998. The company also announced a private placement of secured convertible debentures that is expected to raise up to $15.5 million.

FINANCIAL RESULTS
         Sales for the second quarter of 1998 were $3.5 million, up 35 percent from $2.6 million for the second quarter of 1997. For second-quarter 1998, the company took a one-time special charge of $8.5 million, which is related primarily to the issuance of 1.8 million shares of common stock as part of the legal settlement. Excluding the effect of this charge, the second-quarter net loss was $6.1 million, or a loss of $0.23 per share, compared with a net loss of $0.6 million, or a loss of $0.02 per share, for the year-earlier quarter. Including the effect of this charge, the second-quarter 1998 net loss was $14.6 million, or a loss of $0.55 per share.
         First-half 1998 sales were $8.9 million, compared with the $4.1 million reported for the comparable period of 1997. Excluding the effect of the one-time special charge for the second quarter, the net loss for the first six months of 1998 was $10.6 million, or a loss of $0.40 per share, compared with a net loss of $1.9 million, or a loss of $0.07 per




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share, for the first half of 1997. Including the effect of this charge, the net loss for the first half of 1998 was $19.1 million, or a loss of $0.72 per share.
         "While our sales for the first half of 1998 nearly matched revenues for all of 1997, second-quarter sales were lower than anticipated," said Dr. Bryan
J. Zwan, chairman, president and chief executive officer of Digital Lightwave(TM). "However, we are encouraged by the current tone and pace of the business, and we are excited about refocusing exclusively on our operations. In addition, we are taking steps to reduce the level of our operating expenses moving forward."
         Zwan continued, "Highlights of the second quarter included the Supercomm '98 trade show in Atlanta, where we introduced both our next-generation product for remote, software-controlled network monitoring and testing--the Remote Access Agent(TM)--and our OC-48 protocol testing option for the Network Information Computer(TM). Customer response to these new products was promising. Another second-quarter highlight was our passing of the certification audit for the International Organization for Standardization to certify Digital Lightwave under the ISO 9001 quality system. This certification will be key to the globalization of our business in the coming years."
         During the second quarter, Digital Lightwave added several new customers, including Qualcomm, Telus, Premisys and Electric Lightwave. Existing accounts taking product deliveries included GTE, MCI, WorldCom, Tellabs and Qwest Communications International.

LEGAL SETTLEMENT
         Digital Lightwave also announced today the execution of a memorandum of understanding for the settlement of class action complaints filed against it in U.S. District Court for alleged violations of federal securities laws. These complaints were filed between January and April 1998.
         The settlement, which is subject to court approval, consists of $4.25 million in cash, to be paid to plaintiffs primarily by a claim on the company's directors and officers liability insurance policy, and no more than 1.8 million shares of common stock.


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PRIVATE PLACEMENT
         In other company news, Digital Lightwave announced an agreement for a private placement of secured convertible debentures worth up to $15.5 million. The company plans to use the net proceeds of the placement to fund working capital and for general corporate purposes. VantagePoint Communications Partners, L.P. and its affiliate will be the investors. William Jefferson Marshall, a managing partner of VantagePoint, has served on the Digital Lightwave board of directors since the company's initial public offering in February 1997.
         The initial $10-million tranche of the financing is expected to close in August 1998, subject to a definitive agreement between the two parties, the rendering of a fairness opinion to the independent directors and other closing conditions.

SUMMARY
         "We're pleased to be able to accomplish the legal settlement and the private placement at this point in time," Zwan concluded. "With the right management team in place, improved operating controls, strong products in the pipeline and a blue-chip customer base, we're now positioned to capitalize on emerging opportunities in the fiber optic telecommunications network markets both in the U.S. and overseas."

THE COMPANY
         Digital Lightwave serves the growing lightwave communications market--high-speed telecommunications networks based on fiber optic technology. The company's products include portable Network Information Computers, which provide analysis and testing of SONET, ATM and T-Carrier networks and transmission equipment, and Remote Access Agents for unattended, software-controlled, performance monitoring and management of broadband networks. Digital Lightwave's customers include companies that develop and deploy advanced voice, data and multimedia networks. The company is headquartered in Clearwater, Fla., and can be located on the Internet at http://www.lightwave.com.


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Except for the historical statements made herein, this news release contains certain forward-looking statements that may involve a number of risks and uncertainties. Factors that could cause actual results or events to differ materially from these forward-looking statements include: market acceptance of the company's products; delays in product development and delivery schedules; interoperability of the company's products; continued market growth; rapid technological changes; competitive factors; the settlement of securities litigation against the company; the closing of the convertible debt offering; general business conditions; and other factors described in the company's filings with the Securities and Exchange Commission (SEC), including the Annual Report on Form 10-K dated April 15, 1998 and Quarterly Report on Form 10-Q dated May 15, 1998. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The company assumes no obligation to update information contained in this release.


EDITOR'S NOTE: Digital Lightwave(TM), Lightwave Management(TM), Remote Access Agent(TM) and Network Information Computer(TM) are trademarks of Digital Lightwave, Inc., for which application has been made.


                        --FINANCIAL STATEMENTS ATTACHED--




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                            DIGITAL LIGHTWAVE, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (Unaudited)
                (In thousands, except share and per-share data)



                                       Three Months Ended June 30,        Six Months Ended June 30,
                                      -----------------------------     -----------------------------
                                          1998              1997             1998            1997
                                      ------------      -----------     ------------     ------------
Sales                                 $      3,517     $      2,601     $      8,949     $      4,099
Cost of goods sold                           1,334              795            3,437            1,362
                                      ------------     ------------     ------------     ------------
  Gross profit                               2,183            1,806            5,512            2,737

Operating expenses:
  Engineering and development                3,692              948            7,001            1,826
  Sales and marketing                        3,094            1,179            5,037            2,058
  General and administrative                 1,644              795            3,542            1,574
  Reorganization charges                        --               --            1,018               --
  Litigation settlement                      8,500               --            8,500               --
                                      ------------     ------------     ------------     ------------
  Total operating expenses                  16,930            2,922           25,098            5,458
Operating loss                             (14,747)          (1,116)         (19,586)          (2,721)
Other income                                   167              539              446              832
                                      ------------     ------------     ------------     ------------
Loss before income tax                     (14,580)            (577)         (19,140)          (1,889)
Provision for income taxes                      --               --               --               --
                                      ------------     ------------     ------------     ------------
Net loss                              $    (14,580)    $       (577)    $    (19,140)    $     (1,889)
                                      ============     ============     ============     ============
Per share of common stock:
Net loss per share                    $      (0.55)    $      (0.02)    $      (0.72)    $      (0.07)
                                      ============     ============     ============     ============

Weighted average common and common
 equivalent shares outstanding          26,461,151       26,177,777       26,452,601       25,429,833
                                      ============     ============     ============     ============





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                            DIGITAL LIGHTWAVE, INC.
                          CONSOLIDATED BALANCE SHEETS
                                 (In thousands)


                                       June 30,      December 31,
                                         1998            1997
                                      -----------    ------------
                                      (Unaudited)
ASSETS

Current assets:
 Cash and cash equivalents              $ 10,068     $ 24,031
 Accounts receivable, net                  4,992        4,780
 Inventories                               9,206        8,120
 Prepaid expenses and other
    current assets                         1,093          481
                                        --------     --------
  Total current assets                    25,359       37,412

Property and equipment, net                7,651        6,785
Other assets                                 207          164
                                        --------     --------
  TOTAL ASSETS                          $ 33,217     $ 44,361
                                        ========     ========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable and
    accrued liabilities                 $  4,257     $  4,917
 Accrued settlement charges                8,500           --
                                        --------     --------
  Total current liabilities               12,757        4,917


Long-term liabilities                         55           25
                                        --------     --------
  TOTAL LIABILITIES                       12,812        4,942
                                        --------     --------

Stockholders' equity:
Preferred stock                               --           --
Common stock                                   3            3
Additional paid-in capital                55,327       55,201
Accumulated deficit                      (34,925)     (15,785)
                                        --------     --------
Total stockholders' equity                20,405       39,419
                                        --------     --------
  Total liabilities and
     stockholders' equity               $ 33,217     $ 44,361
                                        ========     ========

